Exhibit 5.2

March 22, 2012

HSBC USA Inc.
452 Fifth Avenue
New York, New York 10018

Re:                               HSBC USA Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”), filed by HSBC USA Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities (the “Securities”) of the Company:

(i) senior and subordinated debt securities (the “Debt Securities”);

(ii) preferred stock, without par value (the “Preferred Stock”);

(iii) depositary shares of the Company representing Preferred Stock (“Depositary Shares”);

(iv) warrants to purchase Debt Securities, index warrants, interest rate warrants and universal warrants, or any combination thereof (the “Warrants”);

(v) purchase contracts with respect to securities of one or more issuers, currencies, commodities, indices or formulas, or one or more indices or baskets of the foregoing (“Purchase Contracts”); and

(vi) units comprised of any combination of one or more Debt Securities, Preferred Stock, Depositary Shares, Warrants and Purchase Contracts (the “Units”);

all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

We are acting as Maryland counsel for the Company in connection with certain matters of Maryland law arising out of the filing of the Registration Statement.  Each issuance of Debt Securities constituting senior debt of the Company will be issuable under one of the following indentures: (i) the Senior Indenture, dated as of March 31, 2006 (the “Deutsche Bank Senior Indenture”), by and between the Company and Deutsche Bank Trust Company Americas, as Trustee, and (ii) the Senior Indenture, dated as of March 31, 2009 (the “Wells Fargo Senior Indenture”), by and between the Company and Wells Fargo, National Association, as Trustee.

Each issuance of Debt Securities constituting subordinated debt of the Company will be issuable under the Subordinated Indenture, dated as of October 24, 1996, by and between the Company and Deutsche Bank Trust Company Americas (successor to Bankers Trust Company), as Trustee, as supplemented by the First Supplemental Indenture to Subordinated Indenture, dated as of December 12, 1996, the Second Supplemental Indenture to Subordinated Indenture, dated as of March 1, 1999, and the Third Supplemental Indenture to Subordinated Indenture, dated as of March 25, 2000 (as so supplemented, the “Subordinated Indenture” and, together with the Deutsche Bank Senior Indenture and the Wells Fargo Senior Indenture, the “Indentures”).  The foregoing Indentures have been filed with the Commission as exhibits to the Registration Statement.

The Preferred Stock, if and when issued, will be issuable pursuant to Articles Supplementary to the Company’s Articles of Incorporation (the “Articles Supplementary”) setting forth the preferences, limitations and relative rights of any series of Preferred Stock.  The applicable Articles Supplementary will be filed with the Commission as an exhibit to a Form 8-K or an amendment to the Registration Statement in reference to the specific offering of securities, if any, to which they relate.

We have examined and relied upon signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto.  We have also examined and relied upon records of meetings of the Board of Directors and stockholders of the Company provided to us by the Company, the Articles of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents, the completeness and accuracy of the records of meetings of the Board of Directors and stockholders of the Company provided to us by the Company and the legal competence of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed (i) that one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby, (ii) that all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (iii) due authentication of the Debt Securities by the applicable Trustee, (iv) that the applicable Trustee will be duly eligible to serve as trustee, (v)  that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized, executed and delivered by the Company and the other parties thereto, (vi) that any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, (vii) with respect to shares of Preferred Stock offered, there will be sufficient shares of Preferred Stock authorized under the Company’s Articles of Incorporation and By-Laws and not otherwise reserved for issuance, and (viii) the Company will be validly existing as a corporation and in good standing under the laws of the State of Maryland at the time of the issuance of the Securities.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company.  We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that, other than as may be so required under Maryland law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any Committee of the Board of Directors or the Chairman of the Board or executive officers of the Company pursuant to delegated authority from the Board of Directors) shall not have taken any action to rescind or otherwise reduce any prior authorization of the issuance of the Securities.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of Maryland.  We also express no opinion herein with respect to compliance by the Company with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction.  In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Indentures have been duly authorized, executed and delivered by the Company.

2. With respect to shares of any series of the Preferred Stock, when (i) specifically authorized for issuance by the Board of Directors of the Company, Committees of the Board of Directors of the Company or records of actions of the Chairman of the Board pursuant to delegated authority from the Board of Directors of the Company (“Authorizing Votes”) and such Authorizing Votes have specifically authorized the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including votes establishing and designating the series and fixing and determining the preferences, limitations, and relative rights thereof and the filing of Articles Supplementary with respect to the series with the State Department of Assessments and Taxation of the State of Maryland, (ii) the terms of the issue and sale of the series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and By-laws, each as restated and/or amended to date, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iii) the shares of the series of Preferred Stock have been duly issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus, and (iv) the Company has received the consideration provided for in the Authorizing Votes and such consideration per share is not less than the par value per share of the Preferred Stock, the shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.  This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any prospectus supplement under the caption “Legal Opinions.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING HALE AND DORR LLP

By:	/s/ John B. Watkins
John B. Watkins, a Partner